EXHIBIT 32.1
CERTIFICATION OF INTERIM CHIEF EXECUTIVE OFFICER
          In connection with the Quarterly Report of Commercial Barge Line Company (the “Company”) on Form 10-Q for the period ending June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul Bridwell, Interim, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
               (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
               (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Paul Bridwell Paul Bridwell,
Interim Chief Executive Officer
     August 15, 2011